UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2015

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, MetLife, Inc. entered into a business travel income tax equalization agreement with Christopher Townsend, President of its Asia region (the “New Agreement”).

Mr. Townsend’s role as an executive of a global insurance and employee benefits enterprise requires him to travel to multiple locations around the world. Some of these jurisdictions impose additional income taxes on Mr. Townsend beyond what he owes in his home jurisdiction of Hong Kong. MetLife, Inc.’s income tax equalization allows Mr. Townsend to engage in business travel that is necessary for him to lead its business efforts and perform job responsibilities without being financially penalized.

Under the New Agreement, MetLife, Inc. will pay or reimburse Mr. Townsend for income taxes he owes as a result of business travel to jurisdictions other than Hong Kong. MetLife may take deductions or withhold amounts from Mr. Townsend’s compensation as it reasonably determines necessary to effectuate this income tax equalization. The New Agreement does not cover any of the taxes Mr. Townsend owes as a result of travel taken solely for personal purposes and requires Mr. Townsend to use a tax return preparation firm that MetLife, Inc. chooses.

The New Agreement applies to compensation MetLife, Inc. or its affiliates pay to Mr. Townsend on or after January 1, 2016. It has substantially the same terms with respect to income tax equalization as the agreement between a MetLife, Inc. affiliate and Mr. Townsend that will expire no later than December 31, 2015 (the “Former Agreement”). MetLife, Inc. disclosed the Former Agreement, dated February 22, 2013, as Exhibit 10.1 to its report on Form 10-Q for the quarterly period ended March 31, 2013. The New Agreement will continue until December 31, 2017, unless Mr. Townsend’s employment or assignment to Hong Kong ends earlier, or unless Mr. Townsend earlier declines relocation to a country other than Hong Kong.

The amounts payable under the agreement are not yet known, as they will depend on the extent and location of Mr. Townsend’s business travel, tax bases and rates in various jurisdictions, and other contingencies. MetLife, Inc. reported in its 2015 proxy statement an estimated cost equivalent to U.S.$284,501 for its income tax equalization for Mr. Townsend for 2014, based on extensive travel to multiple jurisdictions in Asia and elsewhere. MetLife, Inc. reported an estimated amount because Mr. Townsend’s precise income tax liability had not yet been determined.

The foregoing description of the New Agreement is a summary, is not complete, and is qualified in its entirety by reference to the New Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

10.1	Letter Agreement dated June 11, 2015 between MetLife, Inc. and Christopher Townsend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: June 15, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

10.1	Letter Agreement dated June 11, 2015 between MetLife, Inc. and Christopher Townsend.

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